UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         July 30, 2013

Superior Uniform Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-05869	11-1385670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd., Seminole, Florida		33772

Registrant's telephone number including area code:                      (727) 397-9611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Superior Uniform Group, Inc. (the “Company”) held a meeting during which the Committee approved the establishment by the Company of a Deferred Compensation Plan (“Deferred Compensation Plan”) and associated Trust Agreement (“Trust Agreement”), each substantially in the forms attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively. The Deferred Compensation Plan is designed to provide specified deferred compensation benefits to a select group of management and highly compensated employees who contribute materially to the continued growth, development and future business success of the Company. It consists of an unfunded supplemental executive retirement plan which is maintained primarily for the purpose of providing deferred compensation for a select group of management and highly compensated employees, as described in sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (“ERISA”).

The Trust Agreement is designed to enable the Company to contribute assets to be held therein, subject to the claims of the Company’s creditors. The trust is intended to constitute an unfunded arrangement and to not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of ERISA.

On July 30, 2013, the Committee also approved amending the Company’s Supplemental Pension Plan, effective November 1, 1994, as amended effective October 1, 1999, and as further amended and restated on or about November 7, 2008 (collectively, the “SPP”), substantially in the form attached hereto as Exhibit 10.3. This amendment amends (a) Section 6 of the SPP to credit service under the SPP as if a discontinuation of benefit accruals had not occurred, and (b) Section 7(b) of the SPP to change the benefit commencement date for benefits earned and vested after August 1, 2013 to the first day of the calendar month following the employee’s date of termination of employment, subject to other considerations specified in the SPP.

The actions of the Committee described herein were ratified by the Board of Directors on August 2, 2013.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

10.1	Superior Uniform Group, Inc. Deferred Compensation Plan
10.2	Superior Uniform Group, Inc. Trust Agreement
10.3	Amendment to the Superior Uniform Group, Inc. Supplemental Pension Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR UNIFORM GROUP, INC.

Date: August 2, 2013
	By:	/s/ Andrew D. Demott, Jr.
Andrew D. Demott, Jr.
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Superior Uniform Group, Inc. Deferred Compensation Plan
10.2	Superior Uniform Group, Inc. Trust Agreement
10.3	Amendment to the Superior Uniform Group, Inc. Supplemental Pension Plan